UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

CENTENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd., St. Louis, Missouri		63105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On March 24, 2016, Centene Corporation (“Centene”) announced that it completed the acquisition of Health Net, Inc. (“Health Net”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of July 2, 2015 (the “Merger Agreement”), by and among Centene, Health Net, Chopin Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Centene (“Merger Sub I”), and Chopin Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Centene (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), (i) Merger Sub I merged with and into Health Net, with Health Net continuing as the surviving corporation (the “Merger”), and (ii) immediately following the consummation of the Merger, Health Net merged with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation (the “Second Merger” and, together with the Merger, the “Mergers”). As a result of the Mergers, Health Net became a direct wholly owned subsidiary of Centene.

Centene financed the Mergers with available cash and the net proceeds from a notes offering and additional borrowings under its credit facility.

Item 1.01. Entry into a Material Definitive Agreement

Revolving Credit Facility

On March 24, 2016, Centene entered into a new credit agreement (the “Credit Agreement”) by and among Centene, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other parties thereto, providing for a $1 billion unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”), with a $300 million sub-limit for letters of credit and a $100 million sub-limit for swingline loans. The Credit Agreement allows for an additional $250 million of incremental loans by way of a new term loan facility or an increase in the revolving commitments, subject to satisfaction of certain conditions. A portion of the proceeds of the Revolving Credit Facility were used to (i) pay a portion of the cash consideration for the Merger and (ii) pay fees and expenses associated with the Revolving Credit Facility. The remaining proceeds of the Revolving Credit Facility may be used to finance ongoing working capital and other requirements of Centene and its subsidiaries.

At Centene’s option, borrowings under the Credit Agreement will bear interest at LIBOR, EURIBOR, CDOR or base rates plus, in each case, an applicable margin. Applicable margins for LIBOR, EURIBOR and CDOR range from 100 to 187.5 basis points and applicable margins for base rate loans range from 0 to 87.5 basis points, in each case, determined based on Centene’s total debt-to-EBITDA ratio. Additionally, there is a facility fee ranging from 25 to 37.5 basis points on the commitments of the lenders and a letter of credit fee ranging from 100 to 187.5 basis points on letters of credit issued, in each case, determined based on Centene’s total debt-to-EBITDA ratio. The Revolving Credit Facility will mature on March 24, 2021.

The Credit Agreement contains financial covenants, including a minimum fixed charge coverage ratio and a maximum total debt-to-EBITDA ratio. The Credit Agreement also contains customary covenants that restrict Centene and its subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all of its assets, the incurrence of debt and liens, change in the nature of its business, transactions with affiliates and the making of certain investments and restricted payments. The Credit Agreement is subject to acceleration upon the occurrence of an event of default, which includes, among others things, cross-default with regard to indebtedness of Centene or its subsidiaries in excess of $100 million in the aggregate; cross-default with regard to Centene’s outstanding notes; the occurrence of a change of control (as defined in the Credit Agreement); entry of judgment or order to pay of $100 million or more which is not stayed; the occurrence of certain bankruptcy events; failure to make payments under the Credit Agreement when due; breach of representations and warranties or covenants under the Credit Agreement; and invalidity of loan documents.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Centene Escrow Corporation Senior Notes

As previously disclosed, on February 11, 2016, Centene Escrow Corporation, a wholly owned subsidiary of Centene (the “Escrow Issuer”), entered into an Indenture, dated as of February 11, 2016 (the “2021 Indenture”), by and between the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Escrow Issuer issued $1.4 billion aggregate principal amount of 5.625% Senior Notes due 2021 (the “2021 Notes”) and an Indenture, dated as of February 11, 2016 (the “2024 Indenture”), by and between the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Escrow Issuer issued $1.0 billion aggregate principal amount of 6.125% Senior Notes due 2024 (the “2024 Notes”).

Upon issuance of the 2021 Notes and 2024 Notes, the net proceeds of the offering, along with certain additional funds (the “Escrowed Funds”) were deposited into a segregated escrow account. In connection with the Mergers, the Escrowed Funds were released from escrow and were used, together with borrowings under the Revolving Credit Facility, to fund the cash consideration for the Mergers, and the transactions related thereto, to pay fees and expenses and for general corporate purposes.

In connection with the release of the Escrowed Funds from escrow: the Escrow Issuer merged with and into Centene, with Centene as the surviving entity in the merger, and by entry into a supplemental indenture to each of the 2021 Indenture (the “2021 Supplemental Indenture”) and the 2024 Indenture (the “2024 Supplemental Indenture”), Centene assumed all of the Escrow Issuer’s obligations as the issuer under the 2021 Indenture, the 2021 Notes, the 2024 Indenture and the 2024 Notes.

The foregoing summary of the 2021 Supplemental Indenture and 2024 Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the 2021 Supplemental Indenture and the 2024 Supplemental Indenture, copies of which are filed as Exhibit 4.2 and 4.4, respectively, hereto and are incorporated herein by reference.

As previously disclosed, on February 11, 2016, the Escrow Issuer and the initial purchasers entered into Registration Rights Agreements with respect to the 2021 Notes and the 2024 Notes

(the “Registration Rights Agreements”). In connection with the closing of the Mergers, Centene entered into a counterpart to each Registration Rights Agreement pursuant to which Centene will become a party to each Registration Rights Agreement.

Health Net Existing Notes

In connection with the Mergers, on March 24, 2016, Merger Sub II and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee”), entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of May 18, 2007, by and between Health Net and the Trustee (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 12, 2015 (the “First Supplemental Indenture”, together with the Original Indenture, the “Indenture”). Pursuant to the Second Supplemental Indenture, Merger Sub II, as the surviving corporation of the Second Merger, assumed all of Health Net’s obligations as the issuer under the Indenture and the 6.375% Senior Notes due 2017 issued pursuant to the Indenture on the terms and subject to the conditions set forth in the Indenture.

As of the date of this report, $400 million aggregate principal amount of the 6.375% Senior Notes due 2017 are outstanding. Interest on the 6.375% Senior Notes due 2017 is payable on June 1 and December 1 of each year and the notes will mature on June 1, 2017. The 6.375% Senior Notes due 2017 may be redeemed for cash in whole, at any time, or in part, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis plus an applicable premium, plus, in each case, accrued and unpaid interest thereon to the date of redemption. The Indenture limits the ability of the obligor to incur certain liens, or consolidate, merge or sell all or substantially all of its assets. The Indenture also contains customary event of default provisions. In the event of certain change of control transactions, the obligor under the notes will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase.

The foregoing summary of the Original Indenture, First Supplemental Indenture and Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, copies of which are filed as Exhibit 4.5, 4.6 and 4.7, respectively, hereto and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On March 24, 2016, in connection with entering into the Credit Agreement, Centene terminated its existing $500 million revolving facility credit agreement, dated May 21, 2013, as amended, among Centene, the lenders party thereto and Barclays Bank PLC, as administrative agent. As of March 24, 2016, there were no borrowings outstanding under the existing credit agreement and all commitments to provide revolving loans thereunder were terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As disclosed above, on March 24, 2016, Centene completed the acquisition of Health Net. Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Health Net common stock, par value $0.001 per share (the “Health Net Common Stock”), issued and outstanding immediately prior to the Effective Time (other than

(i) shares owned by Centene, Health Net, Merger Sub I, or Merger Sub II (which were cancelled), (ii) shares relating to Health Net stock options, Health Net restricted stock units and Health Net performance share awards, or (iii) shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law (collectively, the “Excluded Shares”)) were converted into the right to receive (x) $28.25 in cash, without interest, and (y) 0.622 shares of Centene common stock, par value $0.001 per share (“Centene Common Stock”) (together, the “Merger Consideration”). No fractional shares of Centene Common Stock were issued in the Merger, and Health Net’s stockholders received cash in lieu of fractional shares, if any, of Centene Common Stock.

Subject to the terms of the Merger Agreement, at the Effective Time, each option to purchase Health Net Common Stock that was outstanding and unexercised as of immediately prior to the Effective Time, whether or not then vested or exercisable, was cancelled and automatically converted into the right to receive the Merger Consideration less the applicable exercise price of such Health Net stock option and applicable withholding taxes (the “Option Consideration”). Subject to the terms of the Merger Agreement, at the Effective Time, each Health Net restricted stock unit and Health Net performance share award that was outstanding immediately prior to the Effective Time and either (i) was vested as of immediately prior to the Effective Time in accordance with the vesting schedule contained therein as in effect on the date of the Merger Agreement or (ii) became vested solely as a result of the consummation of the transactions contemplated by the Merger Agreement as a result of a non-discretionary vesting acceleration provision contained therein as of the date of the Merger Agreement were cancelled and automatically converted into the right to receive the Merger Consideration (the “Vested RSU and PSU Consideration”). Each other Health Net restricted stock unit or performance share award continues to have, and continues to be subject to, the same terms and conditions (including the vesting schedule) as were applicable to such award immediately prior to the Effective Time, except that (x) each such award relates to shares of Centene Common Stock rather than shares of Health Net Common Stock on an as-converted basis and (y) any outstanding performance criteria with respect to each such performance share award shall be deemed satisfied at the target level. The aggregate amount paid by Centene for the Merger Consideration, the Option Consideration and the Vested RSU and PSU Consideration was approximately $5.3 billion.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Centene’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2015, and which is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants by each of the parties thereto which were made only for purposes of the Merger Agreement and:

•	were made as of specific dates;

•	were made solely for the benefit of the parties to the Merger Agreement;

•	may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and

•	may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Accordingly, investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Centene, Merger Subs, Health Net or any of their respective subsidiaries or affiliates. Investors are not entitled to rely on the representations and warranties, which are only for the benefit of the parties to the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change, or may have changed, after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Centene’s or Health Net’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Mergers, Centene, Health Net and their respective affiliates and businesses, which is contained in or incorporated by reference into the documents that each of Centene and Health Net has publicly filed or will file in reports and statements with the SEC.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, effective as of the Effective Time, as approved by resolutions of Centene’s board of directors (the “Board”) and pursuant to the terms of the Merger Agreement, Centene increased the size of its Board to ten directors, and Vicki B. Escarra was appointed as a Class I director of the Board. Ms. Escarra was appointed to the Audit Committee of the Board.

The directors of Centene prior to the Effective Time are continuing as directors of the combined company.

Ms. Escarra will be entitled to receive compensation for her service as a director consistent with the compensation paid to other directors as described in Centene’s proxy statement filed with the SEC on March 16, 2015.

Item 8.01. Other Events

On March 24, 2016, Centene issued a press release announcing the completion of the Mergers. A copy of the press release announcing the completion of the Mergers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The audited consolidated balance sheets of Health Net as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2015, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2015, by and among Centene, Health Net, Merger Sub I and Merger Sub II (incorporated by reference to Exhibit 2.1 of Centene’s Current Report on Form 8-K filed with the SEC on July 7, 2015)

4.1	Indenture, dated February 11, 2016, by and between Centene Escrow Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Centene’s Current Report on Form 8-K filed with the SEC on February 11, 2016)

4.2	First Supplemental Indenture dated as of March 24, 2016, by and between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Indenture, dated February 11, 2016, by and between Centene Escrow Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of Centene’s Current Report on Form 8-K filed with the SEC on February 11, 2016)

4.4	First Supplemental Indenture dated as of March 24, 2016, by and between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee

4.5	Indenture, dated as of May 18, 2007, by and between Health Net, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.6	First Supplemental Indenture, dated as of August 12, 2015, by and between Health Net and The Bank of New York Mellon Trust Company, N.A., as trustee

4.7	Second Supplemental Indenture, dated as of March 24, 2016, by and between Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Credit Agreement, dated as of March 24, 2016, by and among Centene, the various financial institutions party thereto and Wells Fargo Bank, National Association

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm

99.1	Press Release of Centene announcing completion of the Mergers, dated March 24, 2016

99.2	Audited consolidated balance sheets of Health Net as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Dated: March 24, 2016	By:	/s/ Keith H. Williamson
		Name:	Keith H. Williamson
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2015, by and among Centene, Health Net, Merger Sub I and Merger Sub II (incorporated by reference to Exhibit 2.1 of Centene’s Current Report on Form 8-K filed with the SEC on July 7, 2015)

4.1	Indenture, dated February 11, 2016, by and between Centene Escrow Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Centene’s Current Report on Form 8-K filed with the SEC on February 11, 2016)

4.2	First Supplemental Indenture dated as of March 24, 2016, by and between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Indenture, dated February 11, 2016, by and between Centene Escrow Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of Centene’s Current Report on Form 8-K filed with the SEC on February 11, 2016)

4.4	First Supplemental Indenture dated as of March 24, 2016, by and between Centene and The Bank of New York Mellon Trust Company, N.A., as trustee

4.5	Indenture, dated as of May 18, 2007, by and between Health Net, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.6	First Supplemental Indenture, dated as of August 12, 2015, by and between Health Net and The Bank of New York Mellon Trust Company, N.A., as trustee

4.7	Second Supplemental Indenture, dated as of March 24, 2016, by and between Merger Sub II and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Credit Agreement, dated as of March 24, 2016, by and among Centene, the various financial institutions party thereto and Wells Fargo Bank, National Association

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm

99.1	Press Release of Centene announcing completion of the Mergers, dated March 24, 2016

99.2	Audited consolidated balance sheets of Health Net as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2015